Exhibit 10.15

                              TAX MATTERS AGREEMENT

             THIS TAX MATTERS AGREEMENT (the "Agreement") is made as of November 24th, 1997 by and among Thermo Optek Corporation, a Delaware corporation ("Optek" and, together with its subsidiaries existing immediately following the Distribution, the "Optek Group"), and Thermo Vision Corporation, a Delaware corporation and a 100%-owned subsidiary of Optek ("Vision" and, together with its subsidiaries existing immediately following the Distribution, the "Vision Group").

             WHEREAS, Optek and Vision have entered into a Plan and Agreement of Distribution dated as of [date] (the "Distribution Agreement") providing for the distribution of all of the Vision stock owned by Optek to Optek's shareholders in accordance with the Distribution Agreement (the "Distribution");

             WHEREAS, prior to and following the Distribution, the Optek Group and the Vision Group will both be part of an affiliated group of corporations (the "Thermo Group") of which Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), is the common parent, within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code");

             WHEREAS, Optek has entered into a Tax Allocation Agreement with Thermo Electron with respect to the allocation of taxes among members of the affiliated group filing a consolidated United States federal income tax return, and Vision will enter into a substantially similar Tax Allocation Agreement with Thermo Electron; and

             WHEREAS, Optek and Vision desire to set forth their agreement regarding the allocation between Optek and Vision of all liabilities and benefits relating to or affecting Taxes (as defined below) paid or payable by either of them with respect to the Distribution.

             NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

             1.   Definitions.

                  "Tax" means any federal, state, local or foreign income, profits, alternative or add-on minimum, severance, sales, use, service, service use, ad valorem, gross receipts, license,
        value  added,  franchise,   transfer,  recording,  real   estate,
        withholding,    payroll,    employment,    excise,    occupation,
        unemployment  insurance,  social   security,  business   license,
        business organization, stamp, environmental, premium or property tax, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any related
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        interest, penalties and additions to any such tax, imposed by any taxing authority upon Optek, the Optek Group, Vision, the Vision Group, Thermo Electron, the Thermo Group, or any of their respective members or divisions or branches.

                  "Restructuring Tax" means any Taxes, other than Transaction Taxes, to the extent that such Taxes would not have been incurred but for the consummation of the transactions contemplated by the Distribution Agreement.

                  "Transaction Taxes" means any sales, use, transfer, real estate transfer, recording or other similar Taxes incurred in connection with consummation of the transactions contemplated by the Distribution Agreement.

             2.   Responsibility for Restructuring Taxes.

                  a.   Responsibility of  Optek  Group.   Optek  and any
        successor corporation shall be responsible for, and shall indemnify and hold harmless Vision and each member of the Vision Group and the other members of the Thermo Group from, all liability, loss, cost, expense or damage in any way occasioned by any Restructuring Taxes which are directly or indirectly attributable to one or more of the following described events or transactions occurring after the Distribution Date with respect to Optek or any successor corporation: a reorganization, consolidation or merger; the sale or other disposition of Optek Assets other than in the ordinary course of business; Optek ceasing to conduct an active trade or business; the acquisition or disposition of shares of stock of Optek by any person or persons; the redemption or repurchase of shares of its stock by Optek or any successor; the recapitalization or other reclassification of the shares of Optek or any successor; the complete or partial liquidation of Optek or any successor; the exercisability, transferability or repurchase of rights distributed pursuant to a stock purchase rights plan; or any other act or omission of Optek which results in failure to comply with each representation and statement made to the IRS in connection with the rulings received with respect to the Distribution.

                  b.   Responsibility of Vision  Group  . Vision  and any
        successor  corporation  shall  be  responsible  for,  and   shall
        indemnify and hold harmless Optek and each member of the Optek Group and the other members of the Thermo Group from, all liability, loss, cost, expense or damage in any way occasioned by
        any  Restructuring  Taxes  which   are  directly  or   indirectly
        attributable to one or more of the following described events or transactions occurring after the Distribution Date with respect
        to Vision  or  any  successor  corporation:    a  reorganization,
        consolidation or merger; the sale or other disposition of Vision Assets other than in the ordinary course of business; Vision ceasing to conduct an active trade or business; the acquisition or disposition of shares of stock of Vision by any person or persons; the redemption or repurchase of shares of its stock by
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        Vision  or   any  successor;   the  recapitalization   or   other
        reclassification of the shares of Vision or any successor; the complete or partial liquidation of Vision or any successor; the
        exercisability,   transferability   or   repurchase   of   rights
        distributed pursuant to a stock purchase rights plan; or any other act or omission of Vision which results in failure to comply with each representation and statement made to the IRS in
        connection  with  the  rulings  received  with  respect  to   the
        Distribution.

                  c.   Joint Responsibility  of  Optek Group  and  Vision
        Group. If any Restructuring Taxes should arise for which neither Optek nor Vision is responsible under Section 2.02(a) or Section 2.02(b), respectively, each of Optek and Vision shall be responsible for 50 percent of such Restructuring Taxes, and each party shall indemnify, defend and hold harmless the other party and each member of their respective Groups from and against all liability, cost, expense or damage in any way occasioned by such Restructuring Taxes.

             3.   Miscellaneous.

                  a. Expenses. Unless otherwise expressly provided in this Agreement, each party shall bear any and all expenses that arise from its obligations under this Agreement.

                  b. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof.

                  c. Term. This Agreement shall commence on the date first stated above, and shall continue in effect for ten years.

                  d. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  e. Amendments. This Agreement may not be modified or amended except by an agreement in writing, signed by the parties hereto.

                  f. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  g. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.
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             IN WITNESS  WHEREOF, the  parties  hereto have  caused  this
        Agreement to be executed by their duly authorized officers as of the date first above written.


                                      THERMO OPTEK CORPORATION

                                      By:        /s/Robert J. Rosenthal
                                          -------------------------------
                                      Title:   President
                                             ----------------------------

                                      THERMO VISION CORPORATION

                                      By:       /s/Kristine Stotz Langdon
                                          -------------------------------
                                      Title:   President
                                             ----------------------------